UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 18, 2014

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01             Regulation FD Disclosure.

On July 18, 2014, CNS Response, Inc. (the “Company”) became aware that the Senate Department of Defense Appropriations Committee (“Committee”) referred to research currently being conducted at Walter Reed National Medical Center and Fort Belvoir Community Hospital using database-supported methods in order to increase the accuracy and effectiveness of prescription practices for mental health medications. The excerpted paragraph below was included on page 256 of the Department of Defense Appropriations Bill, 2015, which was passed unanimously by the Committee.

Prescription Effectiveness of Psychotropic Medications.—The Committee supports the Department’s efforts to treat patients diagnosed with behavioral health disorders and believes that recent efforts to use database-supported methods in order to increase the accuracy and effectiveness of prescription practices for mental health medications may not only achieve cost savings but also improve patient care. The Committee understands that this research is currently taking place at Walter Reed National Military Medical Center and Fort Belvoir Community Hospital and encourages its expansion to additional sites as preliminary findings have shown promising results.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
July 22, 2014		Paul Buck
Chief Financial Officer